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                                                                   EXHIBIT 10.19

                              DIGEX, INCORPORATED
                           LONG-TERM INCENTIVE PLAN
I.   Purpose

     The purpose of the Digex, Incorporated Long-Term Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares and other stock-based awards to the eligible participants.


II.  Definitions

     (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

     (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

     (c) "Board" means the Board of Directors of the Corporation.

     (d) "Cause" means (i) any continued failure by the Participant to obey the reasonable instructions of the person to whom he reports, (ii) continued neglect by the Participant of his duties and obligations as an employee of his employer, or a failure to perform such duties and obligations to the reasonable satisfaction of the person to whom he reports, (iii) willful misconduct of the Participant or other actions in bad faith by the Participant which are to the detriment of the Corporation, the Parent or a Subsidiary including without limitation conviction of a felony, embezzlement or misappropriation of funds and conviction of any act of fraud or (iv) a breach of any material provision of any employment agreement not cured within 10 days after written notice thereof.

     (e) "Change of Control" means the sale, exchange or transfer of Common Stock or common stock of the then Parent Company whether in one transaction or a series of related transactions occurring within one year, which results in an accumulation of 50% or more of the voting power of the outstanding Common Stock or common stock of the then Parent Company (on a fully diluted basis) in one holder or several affiliated holders (or any such transaction or

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transactions occurring within six months that result in an accumulation of at least 35% of the voting power of such Common Stock or common stock of the then Parent Company (on a fully diluted basis)) or an event involving the sale or merger of the Corporation or the then Parent Company or their assets which results in the holders of Common Stock or common stock of the then Parent Company immediately prior to the occurrence of such sale or merger holding less than a majority of the voting power of the outstanding Common Stock or common stock of the then Parent Company immediately thereafter.


     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan the members of which shall consist solely of two or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" for purposes of Code
Section 162(m)(4)(C) of the Code.

     (h) "Common Stock" means the Class A Common Stock, $.01 par value, of the Corporation.

     (i) "Corporation" means Digex, Incorporated, a Delaware corporation.

     (j) "Employee" means an employee of the Corporation, a Subsidiary or the Parent Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means (i) in the case of the date upon which the Corporation's initial public offering of Common Stock is declared effective, the public offering price of such shares as set forth in the cover page of the prospectus for such offering, and (ii) in all other cases the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

     (m) "Parent Company" means any person that owns over 50% of the voting power of the Corporation's authorized and outstanding voting shares.

     (n) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

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     (o) "Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision.

     (p) "Plan Year" means a twelve-month period beginning with January 1 of each year.

     (q) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.


III. Eligibility

          Any Employee, officer, director or consultant of the Corporation, a Subsidiary or Parent Company of the Corporation, selected by the Committee is eligible to receive an Award under Section VI.


IV.  Plan Administration

     (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

     (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

     (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable. The Committee shall have the authority to modify the term of any Award provided that any such modification that adversely affects a Participant shall require the consent of the Participant.

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V.   Capital Stock Subject to the Provisions of this Plan

     (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Class A Common Stock and shares of Class A Common Stock held as treasury stock (the "Common Stock"). Subject to adjustment in accordance with the provisions of Section XI, and subject to Section V(c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 9,000,000.

     (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

     (c) There shall be carried forward and be available for Awards under the Plan all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.


VI.  Awards Under This Plan

     (a) Discretionary Awards.  As the Board or Committee may determine, the
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following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

         (i) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

         (ii) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section XI, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 9,000,000 shares, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

         (iii) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common

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     Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

         (iv) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

         (v) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

         (vi) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

         (vii) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI(a).

     (b) Formula Awards.  In addition to any Awards granted under Section VI(a),
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each member of the Board who is not, on the date on which any option is to be granted pursuant to this paragraph (b) to such member, an employee of the Corporation, a Subsidiary or a Parent Company (a "Non-Employee Director") shall be granted stock options (which shall not comply with the requirements of Section 422 of the Code) in accordance with the following formula: (i) a stock option to acquire 25,000 shares of Common Stock shall be granted on the Grant Date (defined below) at the Exercise Price (defined below) which option shall become exercisable, so long as the Non-Employee Director continues to be a member of the Board, as to 8,334 shares on the January 1 next following the Grant Date and as to an additional 8,333 shares on January 1 of each of the two years thereafter and (ii) a stock option to acquire 5,000 shares of Common Stock shall be granted on the Grant Date and on each anniversary thereof at the Exercise Price which options shall be immediately exercisable upon grant. Notwithstanding the foregoing, in the event a Non-Employee Director fails to attend at least 75% of the Board meetings in any calendar year, commencing with calendar year 1999, such person shall automatically forfeit his right to exercise that portion of the option provided for in clause (i) above that would have otherwise become exercisable on the next following January 1 which portion shall cease to be of any force or effect. For purposes of this Section VI(b), "Grant Date" shall mean (x) the date on which the initial public offering of the Corporation's Common Stock becomes effective, with respect to each Non-Employee Director serving in such capacity on such date and (y) the date of his election to the Board, with respect to each Non-Employee Director who was not serving in such capacity on the date referred to in the preceding clause (x), and "Exercise Price" shall mean (A) the Fair Market Value of the Common Stock on the respective Grant Dates with respect to each option granted pursuant to clause
(i) above and (B) the Fair Market Value of the Common Stock on each date of grant with respect to options granted pursuant to clause (ii) above. Options granted pursuant to this Section VI(b) shall expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which a Participant ceases to be a member of the Board.

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VII. Change of Control

     Notwithstanding anything in this Plan to the contrary, unless otherwise specifically provided in a Participant's employment agreement or stock option agreement with the Corporation, a Subsidiary or a Parent Company of the Corporation, upon a Change of Control, the option (i) if granted to a Non-Employee Director, shall become fully vested and immediately exercisable and will continue to be exercisable in whole or in part through the expiration date,
(ii) if granted to any other Participant will become fully vested on the earlier of one year following the occurrence of a Change of Control if the Participant continues to be employed by the Corporation on such date or the date upon which Participant's employment is terminated by the Corporation (other than for Cause) and will be exercisable in accordance with the provisions of such Participant's stock option agreement.


VIII.  Award Agreements

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award. Unless required by the Committee, a Participant shall not be required to execute the Participant's Award Agreement.


IX.  Other Terms and Conditions

     (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

     (b) Termination of Employment or Other Relationship. Unless otherwise determined by the Committee in connection with the grant of an Award, the following provision shall apply:

         (i) If employment of the Participant with the Corporation, or a Subsidiary or Parent Company shall be terminated for Cause or voluntarily by the Participant without the consent of the Corporation, or a Subsidiary or Parent Company, as the case may be, the Award to the extent not theretofore exercised shall expire forthwith.

         (ii) If the Participant's employment with the Corporation, or a Subsidiary or Parent Company shall terminate other than by reason of death or for Cause or voluntarily by the Participant without the consent of the Corporation, or a Subsidiary or Parent Company, as the case may be, and immediately after such termination the Participant shall not then be employed by the Corporation, or a Subsidiary or Parent Company, the Award may be exercised at any time within three months after such termination, subject to the provisions of clause (iv) of this subparagraph (b). The Award, to the extent

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     unexercised, shall expire on the day three months after the termination of the Participant's employment with his employer.

         (iii) If the Participant dies (A) while employed by the Corporation, or Subsidiary or Parent Company or (B) within three months after the termination of his employment other than for Cause or voluntarily by the Participant without the consent of the Corporation, or a Subsidiary or Parent Company, as the case may be, the Award may be exercised at any time within six months after the Participant's death, subject to the provisions of clause (iv) of this subparagraph (b). The Award, to the extent unexercised, shall expire on the day six months after the Participant's death.

         (iv)   The Award may not be exercised pursuant to this subparagraph
     (b) except to the extent that the Participant was entitled to exercise the Award at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised on and after the tenth anniversary of the date of the Award.

     (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

     (d) No obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

     (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

     (g) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by

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the Participant for at least six months from the date of grant, and (ii) Common
Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

     (h) Maximum Awards. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted to any single Participant under this Plan in any single Plan Year is 1,000,000.


X.   Termination, Modification and Amendments.

     (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

     (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any amendment to the Plan increasing the number of shares of Common Stock covered by the Plan without the approval of at least the affirmative vote of the holders of a majority of the votes of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

     (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.


XI.  Recapitalization

     The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and by each option award granted or to be granted in accordance with the formula set forth in paragraph (b) of Section VI hereof, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

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XII.  No Right to Employment

Except as provided in Section VI (b) with respect to options granted to Non-Employee Directors, no person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in many other relationship with, the Corporation, a Subsidiary or the Parent Company. Further, the Corporation, each Subsidiary and the Parent Company expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.



XIII. Governing Law

To the extent federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.


XIV.  Savings Clause

    This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.


XV.   Effective Date and Term

     The Plan shall become effective upon adoption by the Board, subject to approval of the Plan by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board. All Awards granted prior to such approval by the stockholders shall be subject to such approval and shall not be exercisable and/or transferable prior thereto.
In the event such approval is not obtained within such one-year period, the Plan and all Awards granted

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thereunder shall be null and void. The Plan shall terminate on the tenth anniversary of the date on which it becomes effective. No Award shall be granted after the termination of the Plan.


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